EXHIBIT 99.1

For more information contact:

Bill Slater	Ellen Brook
Symmetricom, Inc.	Stapleton Communications Inc.
(408) 428-7801	(650) 470-0200
bslater@symmetricom.com	ellen@stapleton.com
www.symmetricom.com

Symmetricom Reports Fiscal 3rd Quarter Results

Integration on Track, Austin Manufacturing Operations Closed

San Jose, Calif.—May 1, 2003—Symmetricom, Inc. (Nasdaq:SYMM), the leading worldwide supplier of atomic clocks and network synchronization and timing solutions, today reported results for its fiscal third quarter ended March 31, 2003.

Fiscal third quarter net sales were $37.1 million. Symmetricom reported net sales of $40.2 million in the prior quarter. In accordance with generally accepted accounting principles (GAAP), the net loss for the fiscal third quarter was $6.1 million, or $(0.14) per share. The net loss for the fiscal third quarter includes $1.5 million, or $(0.03) per share, in integration and restructuring charges related to the Datum and TrueTime acquisitions. The fiscal third quarter marks the first quarter for which the combined company’s results include full quarter results from both Datum and TrueTime.

Symmetricom reported a net loss of $19.9 million or $(0.55) per share in the prior quarter. The net loss for the fiscal second quarter included the following items: a goodwill impairment charge of $15.3 million or $(0.42) per share, a write-off of in-process research and development related to the Datum and TrueTime acquisitions of $0.9 million or $(0.03) per share, the impairment of certain assets acquired from Telmax of $0.3 million or $(0.01) per share, integration expenses related to the acquisitions of Datum and TrueTime of $0.3 million or $(0.01) per share, restructuring charges related to reductions in force in the Broadband Network Division of $0.3 million or $(0.01) per share, and a net loss on the sale of investment securities of $0.2 million. Results for the second quarter included partial quarter results from Datum, which closed on Oct. 29, 2002 and results from the entire quarter for TrueTime, which closed on Oct. 4, 2002.

“Symmetricom performed well despite the challenging business and geopolitical climate,” said Thomas Steipp, chief executive officer. “While there was a decline in shipments of wireless E911 related products, we had relative strength in our core Timing, Test and Measurement division and an encouraging level of activity in our Broadband Network Division. In fact, we just completed a major OEM agreement to provide our GoWide broadband products to a large international equipment provider. Our broadband products also continue to be adopted for use in a range of U.K. government applications and to successfully meet our lab and field trial objectives. This marks the third quarter in a row of increasing broadband revenues.

“On the integration front, we continue to focus on consolidating back-office and manufacturing operations while reducing headcount and operating expense levels to fit within our established business model for the upcoming fiscal year,” continued Steipp. “We reduced headcount by 60 and completed the move of the Austin operations to Puerto Rico. Our post-merger positioning as a leaner, yet more diversified, global market leader gives us all the tools to achieve profitability in our core businesses for the September 2003 quarter.”

Net sales for the first nine months of fiscal 2003 were $95.6 million. The net loss from continuing operations for the nine-month period ended March 31, 2003 was $29.0 million or $(0.87) per share. The net loss for the first nine months of fiscal 2003 included the following items: gains or losses on the sale of investments, impairment charges to goodwill, write-off of Telmax royalties, charges relating to employee reductions in force, the write-off of in process research and development and expenses related to the integration of Datum and TrueTime which total $19.0 million or $(0.57) per share.

Net sales for the first nine months of fiscal 2002 were $55.0 million. The net loss from continuing operations for the nine-month period ended March 31, 2002 was $3.7 million or $(0.16) per share. The net loss for the first nine months of fiscal 2002 included net gains on the sale of investments and charges related to employee reductions in force which total $0.6 million or $0.03 per share.

FISCAL 4Q GUIDANCE

Fiscal fourth quarter revenues are expected to range from $35 million to $40 million. Earnings per share are expected to range from $(0.08) to $(0.13) per share, including an estimated $(.02) per share for restructuring and integration expenses.

INVESTOR CONFERENCE CALL

Symmetricom will hold a conference call to discuss these results today, May 1, 2003, at 1:30 p.m. Pacific Time. Those wishing to join should dial 712-257-0430, passcode “Symmetricom.” Please reference the conference leader: Thomas Steipp. A live webcast of the conference call will also be available via the company’s website at www.symmetricom.com or www.vcall.com. A replay of the call will be available starting one hour after completion of the call until May 8, 2003. To access the replay, please dial call 888-568-0445.

About Symmetricom

Symmetricom, Inc. (Nasdaq:SYMM) is the world’s leading supplier of synchronization and timing solutions to telecom, government and industry. Our products include wireline and wireless network synchronization, hydrogen masers, cesium and rubidium clocks, time authentication systems and G.shdsl broadband equipment. We are based in San Jose, Calif., with offices worldwide. For more information, visit http://www.symmetricom.com.

This press release contains forward-looking information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and is subject to the safe harbor created by those Sections. These forward-looking statements include statements concerning market demand, integration of Datum and TrueTime into Symmetricom and the synergies resulting there from, expectations concerning the prospects and profitability of the Broadband Network Division and estimates for 2003 fourth quarter revenues and net loss and 2004 fiscal first quarter profitability. Symmetricom’s actual results could differ materially from those projected or suggested in these forward-looking statements. Factors that could cause future actual results to differ materially from the results projected in or suggested by such forward-looking statements include: reduced rates of demand for synchronization and timing solutions and high-bandwidth applications worldwide and in particular in markets affected by SARS; increased competition; timing, cancellation or delay of customer orders; failure of new products to pass lab and field testing; difficulties in manufacturing products to specification; customer acceptance of new products; customer delays in qualification of key new products; benefits expected from integration activities and the risk factors listed from time to time in Symmetricom’s reports filed with the Securities and Exchange Commission, including but not limited to, the report on Form 10-K for the year ended June 30, 2002 and the report on Form 10-Q for the quarter ended December 31, 2002.

Note: Financial schedules attached

SYMMETRICOM, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(unaudited)

	Three months ended March 31,		Nine months ended March 31,
	2003	2002	2003	2002
Net sales	$37,114	$17,110	$95,639	$54,952
Cost of sales	21,865	10,205	57,650	33,752
Amortization of purchased technology	1,057	337	2,176	923
Write-off of Telmax royalty	—	—	567	—
Integration and restructuring charges	160	—	203	—

Gross Profit	14,032	6,568	35,043	20,277
Operating Expenses:
Research and development	6,396	3,036	15,366	8,477
Selling, general and administrative	13,975	6,152	33,696	18,545
Amortization of intangibles	229	73	953	248
Integration and restructuring charges	2,244	—	3,264	409
Impairment of goodwill	—	—	15,335	—
Acquired In-process research and development	—	—	1,561	—

Operating loss	(8,812)	(2,693)	(35,132)	(7,402)
Gain (loss) on investments	—	(284)	(450)	1,487
Interest income	158	244	516	1,064
Interest expense	(169)	(155)	(465)	(489)

Loss before income taxes	(8,823)	(2,888)	(35,531)	(5,340)
Income tax benefit	(2,729)	(1,198)	(6,486)	(1,672)

Net loss from continuing operations	(6,094)	(1,690)	(29,045)	(3,668)
Gain from discontinued operations, net of tax	—	410	—	410

Net loss	$(6,094)	$(1,280)	$(29,045)	$(3,258)

Loss per share—basic and diluted:
Loss from continuing operations	$(0.14)	$(0.08)	$(0.87)	$(0.16)
Earnings from discontinued operations	—	0.02	—	0.02

Net loss	$(0.14)	$(0.06)	$(0.87)	$(0.14)

Weighted average shares outstanding—basic and diluted	42,131	22,322	33,465	22,698

SYMMETRICOM, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands)

(unaudited)

	March 31, 2003	June 30, 2002
ASSETS
Current assets:
Cash and cash equivalents	$31,732	$52,521
Restricted cash	3,395	—
Short-term investments	715	1,640
Accounts receivable, net	21,623	9,399
Inventories, net	34,846	18,397
Prepaids and other current assets	13,464	5,981

Total current assets	105,775	87,938
Property, plant and equipment, net	33,429	21,877
Goodwill, net	64,595	3,704
Other intangible assets, net	21,458	7,419
Deferred taxes and other assets	21,679	8,872
Note receivable from employee	500	500

Total assets	$247,436	$130,310

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,085	$5,051
Accrued compensation	11,035	4,157
Accrued warranty	4,633	4,950
Other accrued liabilities	7,844	4,310
Current maturities of long-term obligations	959	610

Total current liabilities	33,556	19,078
Long-term obligations	10,201	6,574
Deferred income taxes	94	469

Total liabilities	43,851	26,121

Stockholders’ equity:
Common stock	157,820	29,441
Stockholder note receivable	(555)	(555)
Accumulated other comprehensive income	(56)	(118)
Retained earnings	46,376	75,421

Total stockholders’ equity	203,585	104,189

Total liabilities and stockholders’ equity	$247,436	$130,310

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